Exhibit 10.2

NEITHER THIS NOTE NOR THE SECURITIES UNDERLYING THIS NOTE, NOR ANY SECURITIES ISSUABLE UPON ITS CONVERSION, IF ANY, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY ONLY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION HEREOF OR THEREOF. NEITHER THIS NOTE, NOR THE SECURITIES UNDERLYING THIS NOTE NOR ANY SECURITIES ISSUABLE UPON ITS CONVERSION, IF ANY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

BRAIN SCIENTIFIC, INC.

CONVERTIBLE PROMISSORY NOTE

Date: _______________ (“Issuance Date”)

FOR VALUE RECEIVED BRAIN SCIENTIFIC, INC., a company organized under the laws of the State of Nevada (the “Company”), hereby promises to pay to _______________________________ (the “Payee”), or its registered assigns, the principal amount of [Principal Amount] ($[Amount]USD) in accordance with the provisions of this Convertible Promissory Note (as amended, modified and supplemented from time to time, this “Note” and together with all other Notes issued in the Note Issuance (as defined below) or upon transfer or exchange, the “Notes”). Capitalized terms not defined in this Note shall have the meaning ascribed to them in the Securities Purchase Agreement, dated as of __________________, among the Company and the purchasers party thereto (the “Purchase Agreement”).

Certain capitalized terms are defined in Section 8 hereof.

1. Interest Rate. This Note bears an annualized interest rate of ten percent (10%) payable upon maturity or a conversion of the Note and shall begin accruing on such date as the initial funds shall have been distributed pursuant to the terms of the Escrow Agreement. All interest accruing hereunder shall be paid-in-kind on the last day of each calendar month by capitalizing and adding such amount to the outstanding principal balance of this Note, which amount shall thereafter constitute principal hereunder.

2. Maturity Date. The entire principal amount of this Note shall be due and payable on April 1st, 2023 (such date, the “Maturity Date”).

3. Conversion.

(a) Mandatory Conversion.

(i) This Note shall automatically convert into shares of Common Stock or Units, as provided herein, immediately upon the earliest to occur of (a) the listing of the Common Stock on NASDAQ (the “Uplist”), and (b) a Subsequent Qualified Financing Date, at a price per share equal to the lesser of (i) $0.25 and (ii) 70% (A) in the case of the Uplist, the price of the Common Stock or Units (as defined below) in the offering relating to the Uplist, or (B) in the case of a Subsequent Qualified Financing, (x) the conversion price of the Common Stock, if such Subsequent Qualified Offering involves the issuance of convertible Notes, or (y) the price of the Common Stock or Units (as defined below) in such Subsequent Qualified Financing, if such Subsequent Qualified Financing involves the issuance of Common Stock or Units. For purposes of this Note, a “Unit” shall mean the combination of Common Stock and warrants to purchase Common Stock offered by the Company in any financing occurring simultaneously with the Uplist (“Simultaneous Uplist Unit Offering”). For purposes of this Note, “Subsequent Qualified Financing Date” shall mean the date on which the Company shall have received proceeds in excess of $5,000,000.00 from a transaction or series of related transactions occurring prior to the Maturity Date, including, but not limited to, equity financings, business combinations or other issuances of the Company’s equity securities (not including the transactions contemplated by the Purchase Agreement).

(ii) In connection with any conversion of this Note pursuant to this Section 3(a), the Company will deliver a dated and signed notice of conversion (the “Company Notice of Conversion”), the form of which is attached to this Note as Exhibit A-1, notifying the Payee of the conversion.

(b) Voluntary Conversion.

(i) The Holder shall have the right (subject to the conversion limitations set forth in Section 3(c)(viii) hereof) from time following the date hereof to convert all or any part of the outstanding and unpaid principal and interest under this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the date hereof, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the Voluntary Conversion Price (as defined below).

(ii) If this Note is being converted pursuant to this Section 3(b), this Note shall be convertible into a number of shares of Common Stock equal to the quotient of (I) the outstanding aggregate principal amount of the Note plus accrued but unpaid interest thereon, divided by (II) $0.25 (the “Voluntary Conversion Price”).

(iii) In connection with any conversion of this Note pursuant to this Section 3(b), the Holder will deliver to the Company a dated and signed notice of conversion (the “Holder Notice of Conversion”), the form of which is attached to this Note as Exhibit A-2, notifying the Company of the proposed conversion. If no date of conversion is specified in a Holder Notice of Conversion, the date of conversion shall be the date that such Holder Notice of Conversion is deemed delivered hereunder.

(c) General Conversion Provisions.

(i) No fractional shares shall be issued upon a conversion and all fractional shares shall be rounded up to the nearest whole share of Common Stock.

(ii) As soon as possible after a conversion has been effected (but in any event within five (5) Trading Days), the Company shall deliver to the Payee a certificate or certificates representing the shares and warrants (in the case of any conversion of this Note into Units) issuable by reason of such conversion in such name or names and such denomination or denominations as the then Payee has specified in writing to the Company, or if not so specified, in one (1) certificate and in the name of the then Payee.

(iii) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon written request of the then Payee and its compliance with the provisions contained this Section 3, the Company shall use its commercially reasonable best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Payee by crediting the account of such Payee’s broker with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system.

(iv) The issuance of Common Stock or Units upon conversion of this Note shall be made without charge to the then Payee in respect thereof or other cost incurred by the Company in connection with such conversion. Upon conversion of this Note, the Company shall take all such actions as are necessary to ensure that the Common Stock or warrants (in the case of any conversion of this Note into Units) issuable upon conversion of the Note shall be validly authorized and available for issue, fully paid and nonassessable.

(v) The Company shall not close its books against the transfer of this Note in any manner which interferes with the timely conversion of this Note. The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note (including, without limitation, making any filings required to be made by the Company).

(vi) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion hereunder, such number of shares of Common Stock issuable upon conversion of this Note. All shares of Common Stock issuable upon conversion of this Note shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges other than those occurring as a result of the actions or non-actions of the holder. The Company shall take all such actions as may be reasonably necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of the Trading Market for the Common Stock.

(vii) The shares of Common Stock or shares of Common Stock underlying warrants, if any (in the case of any conversion of this Note into Units) issuable upon conversion of this Note may not be sold or transferred unless (a) such shares or shares underlying the warrants are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”) or (b) the Company or its transfer agent shall have been furnished with an opinion of counsel reasonably acceptable to the Company to the effect that the shares or shares underlying such warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) such shares or warrants are sold or transferred pursuant to Rule 144 of the 1933 Act, or other applicable exemption. Until such time as the shares of Common Stock or shares underlying the warrants have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 or other applicable exemption without any restriction including as to the amount of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock or shares underlying warrants that is not included in an effective registration statement or that have not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S UNDER SAID ACT, OR OTHER APPLICABLE EXEMPTION.”

(viii) The Company shall not effect any conversion of principal and/or interest of this Note, and a Holder shall not have the right to the conversion of any principal and/or interest of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s affiliates, and any persons acting as a group together with the Holder or any of the Holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(c)(viii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Upon the written or oral request of a Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(c)(viii), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 3(c)(viii), shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(c)(viii), to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

4. Method of Payments.

(i) Payment. So long as the Payee or any of its registered assigns shall be the holder of this Note, and if this Note has not previously been converted, the Company will pay all outstanding principal and accrued but unpaid interest becoming due on this Note held by the Payee or any of its registered assigns not later than 1:00 p.m. New York time, on the date such payment is due hereunder, in immediately available funds, in accordance with the payment instructions attached hereto on Schedule 4(i), without the presentation or surrender of this Note or the making of any notation thereon. Any payment made after 4:00 p.m. New York time, on a Business Day will be deemed made on the next following Business Day. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim. The Company will afford the benefits of this Section to the Payee and to each other Person holding this Note.

(ii) Transfer and Exchange. Upon surrender of any Note for registration of transfer or for exchange to the Company, in accordance with the terms hereof, at its principal office, the Company at its sole expense will execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the holder or transferee, which aggregate principal amount is equal to the unpaid principal amount of such Note, registered as such holder or transferee may request; provided that this Note may not be transferred by Payee to any Person other than Payee’s affiliates without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed). The issuance of new Notes shall be made without charge to the holder(s) of the surrendered Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, provided that each Noteholder shall pay any transfer taxes associated therewith. The Company shall be entitled to regard the registered holder of this Note as the holder of the Note so registered for all purposes until the Company or its agent, as applicable, is required to record a transfer of this Note on its register.

(iii) Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon the surrender and cancellation of such Note, the Company, at its expense, will execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note.

5. Prepayment. Notwithstanding anything to the contrary contained in this Note, at any time during the periods set forth on the table immediately following this paragraph (the “Prepayment Periods”), the Company shall have the right, exercisable on not more than five (5) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 5. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Company is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Company shall make payment of the Optional Prepayment Amount (as defined below) to Holder, or upon the direction of the Holder as specified by the Holder in a writing to the Company (which direction shall to be sent to Company by the Holder at least one (1) business day prior to the Optional Prepayment Date). If the Company exercises its right to prepay the Note, the Company shall make payment to the Holder of an amount in cash equal to the percentage (“Prepayment Percentage”) as set forth in the table immediately following this paragraph opposite the applicable Prepayment Period, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note on the Optional Prepayment Date (the “Optional Prepayment Amount”). If the Company delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Company shall forever forfeit its right to prepay the Note pursuant to this Section 5.

Prepayment Period	Prepayment Percentage
1. The period beginning on the Issue Date and ending on the date which is ninety (90) calendar days following the Issue Date.	125%
2. The period beginning the day which is ninety-one (91) calendar days following the Issue Date and ending on the date which is one hundred eighty (180) calendar days following the Issue Date.	140%

After the expiration of one hundred eighty (180) days following the Issue Date, the Company shall have no right of prepayment.

6. Covenants of the Company. The Company covenants and agrees as follows:

(i) Use of Proceeds. The Company shall use the net proceeds received in the Offering only for working capital purposes and not to redeem or make any payment on account of any securities of the Company other than as provided in Schedule 1 attached hereto.

(ii) Notes. All Notes issued under the Purchase Agreement shall be on the same terms and shall be in substantially the same form as this Note. All cash payments to the holder of any Note shall be made to all holders of Notes, pro rata, based on the outstanding aggregate principal amount of each such holder’s Note to the aggregate principal amount of all Notes outstanding at such time.

7. Events of Default. If any of the following events take place before or on the Maturity Date or the date of full conversion of this Note (each, an “Event of Default”), holders owning 50.1% of the aggregate principal amount of all Notes then outstanding may declare an Event of Default by providing written notice thereof to the Company, all outstanding aggregate principal and accrued but unpaid interest on this Note and the other Notes outstanding immediately due and payable; provided, however, that this Note shall automatically become due and payable:

(i) Company fails to make payment of the full amount due under this Note upon the tender of such Note following the Maturity Date, which failure to make payment continues for a period of five (5) days after receipt by the Company of written notice from the Noteholder of such default; or

(ii) Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(iii) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute then in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar person) is appointed to take possession, custody or control of any property of the Company;

(iv) Company dissolves, liquidates or ceases business activity, or transfers any major portion of its assets other than in the ordinary course of business; provided that this paragraph (ix) shall not apply to any contemplated real estate transaction; or

(v) Company breaches any material covenant or agreement on its part contained herein and such breach has not been remedied within twenty (20) days after receipt by the Company of written notice from the Noteholder of such breach.

8. Definitions.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their activities.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Noteholder” or “Payee” with respect to any Note including this Note, means at any time each Person then the record owner thereof and “Noteholders” or “Payees” means all of such Noteholders or Payees, collectively.

“Note Issuance” or “Offering” shall mean the private placement by the Company of its 10% Convertible Promissory Notes issued by the Company to the Payee and other purchasers of Notes (each Note in substantially the form of this Note) in the original principal amount not to exceed $20,000,000.00 in the aggregate.

“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

“Trading Day” means any day that shares of Common Stock are traded on the Trading Market.

“Trading Market” shall mean the principal securities exchange or trading market where the Common Stock is listed or traded, including but not limited to any tier of the OTC Markets, any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), the New York Stock Exchange, or the NYSE American, or any successor to such markets.

9. Expenses of Enforcement, etc. The Company agrees to pay all reasonable fees and expenses incurred by the Payee in connection with any amendments, modifications, waivers, extensions, renewals, renegotiations or “workouts” of the provisions hereof or incurred by the Payee in connection with the enforcement or protection of its rights in connection with this Note, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of one (1) legal counsel that represents all Noteholders (“Fees and Expenses”). The Company indemnifies the Payee and its directors, managers, affiliates, partners, members, officers, employees and agents against, and agrees to hold the Payee and each such person and/or entity harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Payee or any such person and/or entity arising out of, in any way connected with, or as a result of the consummation of the loan evidenced by this Note and the use of the proceeds thereof or any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Payee or any such person and/or entity is a party thereto other than any loss, claim, damage, liability or related expense incurred or asserted against the payee or any such person on account of the payee’s or such person’s gross negligence or willful misconduct. Notwithstanding the foregoing, with respect to the indemnification obligations of the Company hereunder, (i) the Company’s aggregate liability under this Note to the Payee shall not exceed the outstanding aggregate principal amount of this Note (this limitation does not apply to Fees and Expenses), and (ii) indemnified liabilities shall not include any liability of any indemnitee arising out of such indemnitee’s gross negligence or willful or intentional misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

10. Amendment and Waiver. The provisions of this Note may only be modified, amended or waived by the written consent of the Company and the holder or, whether or not agreed to by the holder, with the written consent of the Company and holders of a majority of the aggregate principal amount of all Notes then outstanding.

11. Remedies Cumulative. No remedy herein conferred upon the Payee is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

12. Remedies Not Waived. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights hereunder shall operate as a waiver of any right of the Payee.

13. Assignments. The Payee may assign, participate, transfer or otherwise convey this Note and any of its rights or obligations hereunder to any affiliate of Payee and to any other Person that the Company consents to (such consent not to be unreasonably withheld or delayed), and this Note shall inure to the benefit of the Payee’s successors and permitted assigns. The Company shall not assign or delegate this Note or any of its liabilities or obligations hereunder.

14. Headings. The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

15. Severability. If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

16. Cancellation. After all principal, premiums (if any) at any time owed on this Note have been paid in full, or this Note has been converted this Note will be surrendered to the Company for cancellation and will not be reissued.

17. Governing Law; Jurisdiction. This Note and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Note shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

18. Maximum Legal Rate. If at any time an interest rate applicable hereunder exceeds the maximum rate permitted by law, such rate shall be reduced to the maximum rate so permitted by law.

19. Place of Payment. Unless otherwise stated herein, payments of principal and interest shall be delivered to the holder of this Note at the address provided by the Payee in the Purchase Agreement, or at such other address as such Noteholder has specified by prior written notice to the Company.

20. Notice. Where this Note provides for notice of any event or otherwise, such notice shall be given (unless otherwise herein expressly provided) in writing and either (a) delivered personally, (b) sent by certified, registered or express mail, postage prepaid or (c) sent by facsimile or other electronic transmission, and shall be deemed given when so delivered personally, sent by facsimile or other electronic transmission (confirmed in writing) or mailed. Notices shall be addressed, if to the Company, to its then principal office, or if to the Holder, to its address as provided in the Purchase Agreement or such other address as may be specified by the Holder in a written notice delivered to the Company under this Section 20.

21. WAIVER OF JURY TRIAL. THE PAYEE AND THE COMPANY EACH HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND/OR THE TRANSACTIONS CONTEMPLATED HEREUNDER.

22. No Recourse Against Others. The obligations of the Company under this Note are solely obligations of the Company and no officer, employee, stockholder or director of the Company shall be liable for any failure by the Company to pay amounts on this Note when due or perform any other obligation.

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IN WITNESS WHEREOF, the Company has executed and delivered this Promissory Note on the date first written above.

COMPANY:

BRAIN SCIENTIFIC, INC.

By:
Name:
Title:

ACCEPTED AND AGREED TO BY PAYEE ON THE DATE FIRST WRITTEN ABOVE

Print Name of Payee

Signature

EXHIBIT A-1

COMPANY NOTICE OF CONVERSION

[Payee]

[Address]

Brain Scientific, Inc. (the “Company”), the issuer of that certain 10% Convertible Promissory Note, issued on _____________ (the “Note”), hereby notifies you as holder of such Note that in accordance with Section 3(a) thereof the outstanding principal balance of the Note plus accrued but unpaid interest thereon in the aggregate amount of $_____________will be converted into [ _____________ shares of common stock, par value $0.001 of the Company][Units of the Company consisting of [ _____________ ] shares of common stock, par value $0.001, and warrants entitling you to purchase [_____________] shares of common stock, par value $0.001 at a per share price of $ and expiring on [date]] and issued to you in satisfaction in full of all amounts owing under the Note. Upon receipt of such [shares][Units] (including in book-entry form at the Company’s transfer agent), the Note shall be cancelled.

Dated:_____________

BRAIN SCIENTIFIC, INC.

By:
Name:
Title:

EXHIBIT A-2

HOLDER NOTICE OF CONVERSION

Brain Scientific, Inc.

6700 Professional Parkway

Lakewood Ranch, Florida

Attention: Bonnie-Jeanne Gerety

Email: Bjgerety@piezomotion.com

The undersigned, _____________, as holder of that certain 10% Convertible Promissory Note, issued by Brain Scientific, Inc. (the “Company”) on ______________ (the “Note”), hereby notifies the Company that in accordance with Section 3(b) thereof, that it wishes to convert $ _____________ of the outstanding principal balance of the Note and $ _____________ of accrued but unpaid interest thereon, into _____________ shares of common stock, par value $0.001 of the Company, at a per share price of $ _____________, in satisfaction of such amount owing under the Note. Upon receipt of such shares (including in book-entry form at the Company’s transfer agent), the portion of the Note being so converted shall be cancelled.

Dated:________________

Company:_______________

By:
Name:
Title: